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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports each dated February 4, 2005 on the financial statements and financial highlights of AIM V.I. Basic Balanced Fund, AIM V.I. Basic Value Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Core Equity Fund, AIM V.I. Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Government Securities Fund, AIM V.I. High Yield Fund, AIM V.I. International Growth Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Premier Equity Fund, and AIM V.I. Small Cap Equity Fund, each a series of AIM Variable Insurance Funds. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of AIM Variable Insurance Funds. We also consent to the references to our Firm in such Registration Statement.


                                        TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2006